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Exhibit 10.34

SEPARATION DATE RELEASE AGREEMENT

        Recognizing that Drake S. Tempest ("Employee") and Qwest Services Corporation, a subsidiary of Qwest Communications International Inc. (individually and collectively referred to herein as "Employer") previously entered into a Severance Agreement and General Release,

        Recognizing that the Severance Agreement and General Release does not cover or address claims Employee may have under the Age Discrimination in Employment Act, as amended, or claims that may have arisen from the time of Employee's execution of the Severance Agreement and General Release through December 8, 2002 ("the Separation Date"), and

        Recognizing that the undersigned parties, in the Severance Agreement and General Release, expressed their mutual intention to enter into a separate supplemental agreement covering claims Employee may have under the Age Discrimination in Employment Act, as amended, and claims that may have arisen from the time of Employee's execution of the Severance Agreement and General Release through the Separation Date, and

        Recognizing that Employee has been encouraged to consult, has had sufficient opportunity to consult, and has in fact consulted with his attorney and financial advisor regarding the terms of this Separation Date Release Agreement before signing this Separation Date Release Agreement, and

        Recognizing the attached disclosure information pursuant to the Age Discrimination in Employment Act, as amended,

        Employer and Employee hereby execute this Separation Date Release Agreement, and in consideration of the promises contained in this Separation Date Release Agreement, the sufficiency of which is expressly acknowledged and affirmed by both Employee and Employer, agree as follows:

        1.     Payments and Benefits. Assuming this Separation Date Release Agreement becomes effective, as provided in Section 6 below, Employer shall pay Employee the amount of $10.00, within ten days after the date this Agreement becomes effective, as provided in Section 6 below.

        2.     Release and Waiver of Claims and Covenant Not to Sue. As a free and voluntary act, Employee hereby releases and discharges, and covenants not to sue, Qwest, as defined in the Severance Agreement and General Release (and each of them) from any and all debts, obligations, claims, liability, damages, demands, judgments, actions, causes of action, suits, promises, acts, omissions, defenses (including, without limitation, recoupment and setoff), costs and expenses (including, without limitation, attorneys' fees) (a) arising under or based on the Age Discrimination in Employment Act, as amended, whether known or unknown, suspected or unsuspected, arising from acts, omissions or events occurring before Employee's execution of this Separation Date Release Agreement, and (b) of any kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, arising from acts, omissions or events occurring after Employee's execution of the Severance Agreement and General Release and before Employee's execution of this Separation Date Release Agreement, including specifically but not exclusively:

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  any and all alleged claims relating to or arising out of Employee's employment with Employer, including but not limited to, any alleged claims for wages or salary;

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  any and all alleged claims arising out of the Qwest Management Separation Plan;

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  any and all alleged claims for promissory estoppel or unjust enrichment, and any and all alleged claims relating to or arising out of Employee's services or any claimed breach of an alleged oral or written employment contract, quasi-contract, or implied contract;

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  any and all alleged tort claims;

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  any and all alleged claims for libel and/or slander;

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  any and all claims relating to or arising from any federal, state or local statutes, laws or ordinances, including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under 42 U.S.C. § 1981, § 1981a, § 1985, or § 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938, as amended; claims under the Worker Adjustment and Retraining Notification Act; claims under the Colorado Anti-Discrimination Act; and claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and including claims for attorneys' fees and/or dispute resolution costs;

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  any and all claims for any disability payments under the Qwest Disability Plan or Qwest Pension Plan after the Separation Date. The reference to the Qwest Disability Plan and Qwest Pension Plan includes any successor or predecessor of such plans, such as the former Sickness and Accident Disability Plan or Long Term Disability Plan of any Employer-related or U S WEST-related entity and all benefits thereunder;

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  any and all claims which Employee might have or assert against Qwest (or any of them) (1) by reason of Employee's employment with Employer and/or the termination of employment with Employer and all circumstances related thereto; or (2) by reason of any other matter, cause, event, act or omission whatsoever between Employee and Qwest (or any of them) that arose prior to Employee's execution of this Separation Date Release Agreement; and

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  Employee's right to seek individual relief on his own behalf for any charges of discrimination filed with any federal, state or local agency, pending or otherwise, arising from or related to Employee's employment with Employer, or the termination thereof of said employment.

        This Section 2 does not apply to: (1) any claim Employee may make under applicable state unemployment compensation laws, (2) any claim Employee may make under applicable workers' compensation statutes, (3) any claim Employee may make, or right Employee may have, for indemnification to the extent provided by the bylaws or articles of incorporation of Employer, any agreement or plan or applicable law; (4) any claim Employee may make, or right Employee may have, with regard to director's and officer's liability insurance coverage, (5) Employee's rights under this Separation Date Release Agreement, and (6) claims which arise after the Separation Date.

        3.     Consideration. As acknowledged above, Employee expressly agrees that this Separation Date Release Agreement provides money that is consideration to which Employee would not otherwise lawfully be entitled without signing this Separation Date Release Agreement, and that this consideration constitutes payment in exchange for signing this Separation Date Release Agreement.

        4.     Supplemental to the Severance Agreement and General Release. Assuming this Separation Date Release Agreement becomes effective, as provided in Section 6 below, it shall be supplemental to, and not supplant or supersede in any way, the Severance Agreement and General Release signed by the parties. Assuming this Separation Date Release Agreement becomes effective, as provided in Section 6 below, the parties hereto agree that all of the provisions of the Severance Agreement and General Release shall continue unaffected and undiminished in any way, and shall be incorporated by reference, as if stated in full herein.

        5.     Full Agreement. The parties acknowledge that no promises or representations have been made to induce it or him to sign this Separation Date Release Agreement other than as expressly set forth herein and that each party has signed this Separation Date Release Agreement as a free and voluntary act. Employee shall pay his own attorneys' fees, financial advisor fees, costs and expenses incurred in the negotiation, review and execution of this Separation Date Release Agreement. No term or provision of this Separation Date Release Agreement may be modified or extinguished, in whole or in part, except by a writing which is dated and signed by both Employee and an officer of Employer.

        6.     Acceptance of this Separation Date Release Agreement; Revocation Period; Effective Date of this Separation Date Release Agreement. In order to accept this Separation Date Release Agreement, Employee must sign this Separation Date Release Agreement and have it mailed or delivered to the office of Jill Sanford, 1801 California Street, Denver, Colorado 80202, such that it is received no later than January 22, 2003. Acceptance shall be effective upon said receipt of the Separation Date Release Agreement executed by Employee. Employee acknowledges that the release set forth in Section 2 of this Separation Date Release Agreement means, in part, that Employee gives up all rights to damages and/or money based upon any claims against Employer for age discrimination. As required by the Age Discrimination in Employment Act, as amended, Employee has the right, within seven days following the date Employer receives the Separation Date Release Agreement executed by Employee, to revoke this Separation Date Release Agreement. In the event Employee revokes this Separation Date Release Agreement, both this Separation Date Release Agreement and the Severance Agreement and General Release shall become null and void and the obligations provided in both documents shall become null and void. To be effective, Employee's revocation must be in writing and mailed or delivered to the office of Jill Sanford, 1801 California Street, Denver, Colorado 80202, such that the revocation notice is received within the seven-day period after Employer's receipt of the Separation Date Release Agreement executed by Employee. If the office of Jill Sanford does not receive such timely written notice of revocation, both this Separation Date Release Agreement and the Severance Agreement and General Release shall become effective on the first day following the expiration of the seven-day revocation period (the "Effective Date").

Dated:	12/6/02	/s/ DRAKE S. TEMPEST Drake S. Tempest (Employee)
Dated:	12/6/02	/s/ BARRY K. ALLEN Barry K. Allen EVP—HR and Chief Human Resources Officer (on behalf of Employer)

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  Exhibit 10.34